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                                     Exhibit 23.1

                            INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Input/Output, Inc.

We consent to incorporation by reference in the registration statement on Form S-8 of Input/Output, Inc., of our report dated June 24, 1996, relating to the consolidated balance sheets of Input/Output, Inc. and subsidiaries as of May 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended May 31, 1996, which report appears in the May 31, 1996 annual report on Form 10-K of Input/Output, Inc.

                                            /s/ KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP

Houston, Texas
March 24, 1997